218 North Bernard Street    Second Floor

                                                                                                                                                                                                                                                               Spokane, WA    99201

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statements on Form S-1 of our audit report dated March 25, 2016, with respect to the consolidated financial statements of Ambient Water Corporation for the years ended December 31, 2015 and 2014.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Fruci & Associates II, PLLC

April 14, 2016